UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2019

YETI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38713	45-5297111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7601 Southwest Parkway
Austin, Texas 78735
(Address of principal executive offices, including zip code)
(Registrant's telephone number, including area code): (512) 394-9384
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	YETI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On November 12, 2019, YETI Holdings, Inc. (“YETI” or the “Company”) completed an underwritten secondary offering (the “Secondary Offering”) of 10,000,000 shares of YETI’s common stock by certain of its stockholders at a public offering price of $29.00 per share, less underwriting discounts and commissions. In connection with the Secondary Offering, the underwriters were granted a 30-day option to purchase up to 1,500,000 additional shares of common stock, which the underwriters exercised in full on November 7, 2019, from the selling stockholders at the public offering price, less underwriting discounts and commissions. The closing of this offering was completed on November 12, 2019. The Company did not receive any proceeds from this offering.

Following the closing of this offering, Cortec Group Fund V, L.P. and its affiliates (collectively, “Cortec”) ceased to own more than 35% of the voting power of the Company’s outstanding common stock and as a result, certain performance-based restricted stock units (“RSUs”) granted to various employees during 2018 fully vested pursuant to their terms. In connection with the vesting of the performance-based RSUs, the Company will recognize non-cash stock-based compensation expense of $40.6 million during the three months ended December 28, 2019.

Pursuant to the vesting of the performance-based RSUs, approximately 839,000 shares of common stock were issued net of shares needed to satisfy statutory tax withholding requirements to be paid by the Company on behalf of the employees. The Company intends to use cash on hand to pay approximately $13.5 million of such tax withholding obligation, which is based on the value of the performance-based RSUs at the vesting date as determined by the closing stock price on November 12, 2019 for the Company’s common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YETI Holdings, Inc.

Date: November 14, 2019	By:	/s/ Paul C. Carbone
Paul C. Carbone
Senior Vice President and Chief Financial Officer

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